Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 1, dated as of August 23, 2019 (this “Effective Date Supplemental Indenture”), by and among the parties that are signatories hereto as Guarantors (collectively, the “RSN Guarantors” and each a “RSN Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”).
W I T N E S S E T H:
WHEREAS, Diamond Sports Group, LLC, a Delaware limited liability company (“Diamond Sports Group”), Diamond Sports Finance Company, a Delaware corporation (together with Diamond Sports Group, the “Issuers”, and each, an “Issuer”), Diamond Sports Intermediate Holdings LLC, a Delaware limited company and the direct parent of the Issuers (“Holdings”), the other parties that are signatories thereto as Guarantors, the Trustee and the Notes Collateral Agent has heretofore executed and delivered an indenture, dated as of August 2, 2019 (the “Initial Indenture” and, together with this Effective Date Supplemental Indenture, and as further amended, supplemented or otherwise modified, the “Indenture”) providing for the issuance of $3,050,000,000 aggregate principal amount of 5.375% Senior Secured Notes due 2026 (the “Secured Notes”);
WHEREAS, the Initial Indenture permits the Acquisition, provided that upon the consummation of the Acquisition, the RSN Guarantors shall execute and deliver to the Trustee and the Notes Collateral Agent supplemental indenture pursuant to which each of the RSN Guarantors shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ Obligations under the Initial Indenture and the Secured Notes; and
WHEREAS, pursuant to Section 9.01 of the Initial Indenture, each of the RSN Guarantors, the Trustee and the Notes Collateral Agent is authorized to execute and deliver this Effective Date Supplemental Indenture to amend or supplement the Initial Indenture without the consent of any Holder of Secured Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the RSN Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Secured Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Initial Indenture.
(2)    Agreement to Guarantee. Each RSN Guarantor hereby agrees to be a Guarantor under the Initial Indenture and to be bound by the terms of the Initial Indenture applicable to a Guarantor, including Article 10 thereof.
(3)    Execution and Delivery. Each RSN Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Secured Notes.

(4)    Governing Law. THIS EFFECTIVE DATE SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(5)    Counterparts. The parties may sign any number of copies of this Effective Date Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Effective Date Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the RSN Guarantors.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Effective Date Supplemental Indenture to be duly executed as of the date first above written.

GUARANTORS:
ARC HOLDING, LTD.
By:    Sports Holding, LLC and Fox Sports Net, LLC

FASTBALL SPORTS PRODUCTIONS, LLC
FOX SPORTS NET OHIO, LLC
By:    Fox Ohio Holdings II, LLC

FOX MOBILE HOLDINGS, LLC
FOX OHIO HOLDINGS, LLC
FOX SPORTS NET WEST 2, LLC
FOX SPORTS NET NORTH, LLC
FOX COLLEGE SPORTS, LLC
FOX SPORTS NET ARIZONA HOLDINGS, LLC
FRSM HOLDINGS LLC
FSN SAN DIEGO HOLDINGS, LLC
FS WEST HOLDINGS, LLC
FOX SPORTS NET FLORIDA, LLC
FSN SOUTHERN HOLDINGS, LLC
SUNSHINE HOLDCO, LLC
SPORTS HOLDING, LLC
By:    Fox Sports Net, LLC

FOX OHIO HOLDINGS II, LLC
By:    Fox Ohio Holdings, LLC

FOX SPORTS NET ARIZONA, LLC
By:    Fox Sports Net Arizona Holdings, LLC
FOX SPORTS NET DETROIT, LLC
By:    FRSM Holdings LLC

FOX SPORTS NET, LLC
By:    Diamond Sports Group, LLC

FOX-BRV SOUTHERN SPORTS HOLDINGS, LLC
By:    FSN Southern Holdings, LLC

SPORTSOUTH NETWORK, LLC
SPORTSOUTH NETWORK II, LLC
By:    Fox-BRV Southern Sports Holdings, LLC

FSN ST. LOUIS HOLDINGS LLC
By:    ARC Holding, Ltd.

By:    /s/ Lucy Rutishauser
    Name: Lucy Rutishauser
    Title: Treasurer

[Signature Page to Supplemental Indenture (Secured)]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent

By:    /s/ Melody M. Scott
    Name: Melody M. Scott
    Title: Assistant Vice President

[Signature Page to Supplemental Indenture (Secured)]